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                                                                    EXHIBIT 10.2

                            LIFECORE BIOMEDICAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 (FOR DIRECTORS)

     THIS OPTION AGREEMENT is made as of the ____ day of ____________ , between LIFECORE BIOMEDICAL, INC. a Minnesota corporation (the "Company"), and ____________, an employee of, or a consultant to the Company (the "Optionee").

     The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, of the par value of One Cent ($.01) per share (the "Common Stock"), as hereinafter provided, to carry out the purpose of the 1996 STOCK PLAN of the Company approved by its shareholders (the "Plan").
     THEREFORE, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee the right and option (hereinafter called the "Option") to purchase from the Company all or any part of an aggregate amount of _______ shares of the Common Stock of the Company on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of the shares of the Common Stock covered by this Option shall be $_____ per share.

     3. Term of Option. The term of the Option shall expire _____________ (the "Expiration Date") subject to earlier termination as hereinafter provided.

     4. Exercise of Option. The Option may be exercised as follows:

          (a) On and after _______________, the Option may be exercised as to _____shares.

          (b) On and after _______________, the Option may be exercised as to _____shares.

          (c) On and after _______________, the Option may be exercised as to _____shares.


    5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee, unless the Board of Directors otherwise determines in accordance with the provisions of the plan.

     6. Termination of Directorship. If the Optionee's services as a director of the Company shall terminate for any reason, the Option shall continue to be exercisable according to its original terms, to the extent that the Optionee shall have been entitled to exercise the option at the date of the termination of his or her services as a director. In no event shall any Option be exercisable after the expiration date of the term specified in paragraph 3 hereof. Any unvested portion of an option at the time of termination of directorship shall terminate immediately.

     7. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at the principal office of the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising


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the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made by check or bank draft payable to the Company, or, in the discretion of the Company, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this paragraph, the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the option.

     8. Option Plan. This Option is subject to certain additional terms and conditions set forth in the 1996 Stock Plan pursuant to which this Option has been issued. Optionee acknowledges receipt of a copy of the Plan and related prospectus on file with the Secretary of the Company and by acceptance hereof agrees to and accepts this Option subject to the terms of the Plan. Except as otherwise defined herein, defined terms used in this Agreement shall have the meaning ascribed thereto in the Plan.

     9. Disputes. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this agreement shall be determined by the Compensation Committee of the Board of Directors of the Company, in its sole discretion, and that any interpretation by said Committee of the terms of this Agreement shall be final, binding and conclusive.

     10. Binding Effect. This agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     This stock option agreement could be construed to imply that Lifecore expects long term continued financial appreciation in its common stock price in the public equity marketplace. As such, it constitutes a forward looking document as defined in the Private Securities Litigation Reform Act of 1995. Because of numerous risks and uncertainties in Lifecore's business activity, the Company's actual business results may differ materially from those implied. Prospective stock option investors are cautioned to refer to more detailed discussions of Lifecore's specific business risks as presented and updated from time to time in the Company's reports on Forms 10-Q and 10-K. In addition, even if Lifecore's business performance does improve, the potential option investor is cautioned that the public stock marketplace may not reflect those improvements in an appreciated price for Lifecore's common stock.


     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date and year first above written.


                                                 LIFECORE BIOMEDICAL, INC.

____________________________                     By_____________________________
Optionee                                         Its     President and CEO
                                                         -----------------